EXHIBIT 23(a)


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Lincoln National Corporation 1993 Stock Plan For Non-Employee Directors of our report dated February 10, 1994, with respect to the consolidated financial statements and schedules of Lincoln National Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                              /S/ERNST & YOUNG LLP
                              Ernst & Young LLP


Fort Wayne, Indiana
March 10, 1995